UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of July 8, 2013, the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) elected James A. Geraghty to the Board of Directors as a Class II director and appointed him as Chairman of the Board. Mr. Geraghty’s term as a Class II director will expire at the 2015 Annual Meeting of Stockholders.

In accordance with the Company’s director compensation program, Mr. Geraghty will receive an annual cash retainer of $35,000 for service on the Board of Directors, which is payable quarterly in arrears. The Company’s director compensation program includes a stock-for-fees policy, under which Mr. Geraghty has the right to elect, on a quarterly basis, to receive Common Stock of the Company in lieu of the cash fees.

In addition, upon his election to the Board of Directors, Mr. Geraghty was granted an option to purchase 450,000 shares of the Company’s Common Stock at an exercise price of $0.71 per share. This grant includes the option grant to purchase 30,000 shares of the Company’s Common Stock that is granted to directors upon their initial election to the Board under the Company’s director compensation program. Mr. Geraghty has agreed to waive his right to receive an annual option grant to purchase 20,000 shares of the Company’s Common Stock that would otherwise have been granted to him under the Company’s director compensation program on the date of the Company’s 2013 annual meeting of stockholders. All options granted to non-employee directors, including the grant to Mr. Geraghty, have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant and vest in equal quarterly installments over three years, subject to continued service as a director. These options automatically become exercisable in full upon the occurrence of a change in control of the Company.

Mr. Geraghty will be subject to the Company’s director retirement policy, which provides for acceleration of vesting of options and an extension of the exercise period upon the retirement of a non-employee director, as more fully described in the Company’s Proxy Statement filed on June 10, 2013 with the Securities and Exchange Commission.

Mr. Geraghty has not been elected to any committees of the Board. There was no arrangement or understanding between Mr. Geraghty and any other persons pursuant to which Mr. Geraghty was elected as a director and there are no related party transactions between Mr. Geraghty and the Company.

The Company’s press release dated July 10, 2013 announcing the election of James A. Geraghty to the Board of Directors is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: July 10, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Idera Pharmaceuticals, Inc. on July 10, 2013

4